UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	August 8, 2007

Alliance Data Systems Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-15749	31-1429215
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

17655 Waterview Parkway, Dallas, Texas		75252
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(972) 348-5100

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01 Other Events.

On August 8, 2007, Alliance Data Systems Corporation, a Delaware corporation ("Alliance Data" or the "Company"), issued a press release attached hereto as Exhibit 99.1 announcing that the stockholders of Alliance Data, voting at a special meeting of the Company’s stockholders, adopted the Agreement and Plan of Merger, dated as of May 17, 2007, by and among Aladdin Holdco, Inc., Aladdin Merger Sub, Inc. and the Company.

Approximately 59.98 million shares of the Company’s common stock were voted at the special meeting, representing approximately 76.21 percent of Alliance Data’s total outstanding shares. Of those shares voting, approximately 59.77 million, or approximately 99.67 percent, voted in favor of the adoption of the merger agreement. The affirmative vote of a majority of the votes entitled to be cast by holders of the outstanding shares of the Company’s common stock was required to adopt the merger agreement.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

99.1 Press release dated August 8, 2007 regarding the adoption by the Company’s stockholders of a defintive agreement to be acquired by an affiliate of The Blackstone Group.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Alliance Data Systems Corporation

August 8, 2007	By:	Edward J. Heffernan

Name: Edward J. Heffernan
Title: Executive Vice President and Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

99.1	Press release dated August 8, 2007 regarding the adoption by the Company’s stockholders of a defintive agreement to be acquired by an affiliate of The Blackstone Group.